As filed with the Securities and Exchange Commission  Registration No. 33 -
on May 14, 1999
________________________________________________________________________________

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                       ________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                            ____________________________


                           1990 Non-Executive Stock Option Plan
                                            and
                              1997 Employee Stock Option Plan
                                            and
                                  1999 Directors' Warrants

                                  SYMBOL TECHNOLOGIES, INC.
                  (Exact name of registrant as specified in its charter)

         Delaware                                        11-2308681
(State or other jurisdiction of               (I.R.S. Employer Identification
 incorporation or organization)                Number)


                                     One Symbol Plaza
                              Holtsville, New York 11742-1300
                                        (516) 738-2400
                       (Address, including zip code and telephone
                            number, including area code, of
                        registrant's principal executive offices)



Dr. Jerome Swartz                                      Leonard H. Goldner, Esq.
Chairman of the Board and Chief                        Senior Vice President and
     Executive Officer                                      General Counsel
Symbol Technologies, Inc.                              Symbol Technologies, Inc.
One Symbol Plaza                                       One Symbol Plaza
Holtsville,                                            Holtsville,
New York 11742-1300                                    New York  11742-1300
(516) 738-2400                                        (516) 738-2400
_______________________________________________________________________________
                   (Name, address, including zip code, and telephone number, including area code, of agents for service)



                     CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________
                                                    Proposed
Title of Each                     Proposed          Maximum
Class of                          maximum           aggregate      Amount of
Securities to    Amount to be     offering price    offering       registration
Be registered    Registered*      per share**       price**        fee

1990 Non-
Executive Stock
Option Plan
Common Stock       2,000,000          $53.75          $107,500.00   $29,885.00

1997 Employee
Stock Purchase
Plan
Common Stock       4,500,000          $53.75         $241,875,000   $67,241.25

1999 Directors'
Warrants
Common Stock          50,000          $53.75         $  2,687,500      $747.13
______________________________________________________________________________

                                                             TOTAL  $97,873.38

* There are also being registered (1) such additional indeterminate number of shares of the Registrant's Common Stock as may be required to cover possible adjustments under the plan; and (2) such indeterminable amount of interests in the Plan that are deemed to be separate securities under the Securities Act of 1933.

**    Estimated solely for the purpose of calculation of the registration fee, on the basis of the average high and low prices of the Registrant's
Common Stock as quoted on the New York Stock Exchange on a date within five (5) days of filing hereof.



















                                  PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be or have been sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                  PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Commission are incorporated herein by reference:

            (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 which is the Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") which contains certified financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed.

            (2) Quarterly Report on Form 10Q for the quarterly period ending March 31, 1999, filed pursuant to the Exchange Act.

            (3) The description of the Company's Common Stock which is contained in a registration statement on Form 8-B dated November 23, 1987 filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

            All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.




Item 4.     Not applicable

Item 5.     Interests of Named Experts and Counsel

            Certain legal matters related to this offering have been passed upon for the Company by Leonard H. Goldner, Senior Vice President, General Counsel and Secretary of the Company. As of May 10, 1999, Mr. Goldner, owned in the aggregate 116,972 shares of Common Stock. In addition, Mr. Goldner owns options to purchase an aggregate of 249,375 shares of Common Stock (including options to purchase 25,000 shares held by a Trust of which Mr. Goldner is a Co-Trustee and a beneficiary). Mr. Goldner's wife owns 3,000 shares of the Common Stock of the Company and is co-trustee of a trust which owns 75,000 shares of Common Stock. Mr. Goldner disclaims beneficial ownership of any shares held by his wife or this trust.

Item 6.     Indemnification of Directors and Officers

            The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"). Among other matters, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than any action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

           The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's by-laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Such by-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

           The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured and the Company maintains such insurance.

           The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director except for liability (i) for any breach of the director's duty of liability to the Company or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

           The Company has agreements with all directors and executive officers pursuant to which they are indemnified to the maximum extent allowable by Delaware law.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.    Not Applicable

Item 8.    Exhibits


           4.1         1990 Non-Executive Stock Option Plan, as amended

           4.2         1997 Employee Stock Option Plan, as amended

4.3         1999 Directors' Warrant Agreement

            5(a)        Opinion and Consent of Leonard H. Goldner

5(b)        The Company undertakes to submit the Plan, and any
amendments, to the Internal Revenue Service in a timely manner for a determination letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the Plan.

            23.1        Consent of Deloitte & Touche

            23.2        Consent of Leonard H. Goldner
                        (included in Exhibit 5)

            24 Power of Attorney of Directors and certain officers of the Company (see page 8)

Item 9.     Undertakings

            (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (239.13 of this chapter) or Form S-8 (239.16b of this chapter) and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Jerome Swartz, Tomo Razmilovic and Leonard H. Goldner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Holtsville, State of New York, on this 10th day of May, 1999.

                                                SYMBOL TECHNOLOGIES, INC.



                                                 By    /s/ Jerome Swartz
                                                       Jerome Swartz
                                                       Chairman of the Board








           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                         Date

                              Chairman of the
                              Board and Director
/s/ Jerome Swartz            (Principal Executive Officer)        May 10, 1999
Jerome Swartz


/s/ Raymond R. Martino        Director                            May 10, 1999
Raymond R. Martino


/s/ Harvey P. Mallement       Director                            May 10, 1999
Harvey P. Mallement


/s/ Frederic P. Heiman        Director                            May 10, 1999
Frederic P. Heiman


/s/ Saul P. Steinberg         Director                            May 10, 1999
Saul P. Steinberg


/s/ Lowell C. Freiberg        Director                            May 10, 1999
Lowell C. Freiberg


/s/ George Bugliarello        Director                            May 10, 1999
George Bugliarello


/s/ Charles B. Wang           Director                            May 10,1999
Charles B. Wang


/s/ Tomo Razmilovic           President, Chief Operating Officer  May 10, 1999
Tomo Razmilovic               and Director


/s/ Kenneth V. Jaeggi         Senior Vice President               May 10, 1999
Kenneth V. Jaeggi             Finance (Chief Financial Officer)


/s/ Brian T. Burke            Senior Vice President and
Brian T. Burke                Controller (Chief Accounting        May 10, 1999
                              Officer)








SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549


                         __________________________________




                                       EXHIBITS

                                          TO

                                       FORM S-8






                                REGISTRATION STATEMENT

                                       UNDER

                              THE SECURITIES ACT OF 1933

                        ________________________________________




                              SYMBOL TECHNOLOGIES,INC.














                                EXHIBIT INDEX

                                                                Sequentially
                                                                    Numbered
Exhibit                                                               Page

4.1         1990 Non-Executive Stock Option Plan, as amended

4.2         1997 Employee Stock Option Plan, as amended

4.3         1999 Directors' Warrant Agreement

5(a)        Opinion and Consent of Leonard H. Goldner

5(b)        The Company undertakes to submit the Plan, and
any amendments, to the Internal Revenue Service in a timely manner for a determintion letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the Plan.

23.1        Consent of Deloitte & Touche

23.2        Consent of Leonard H. Goldner
            (included in Exhibit 5)

24 Power of Attorney of Directors and certain officers of the Company (see page 8 of Form S-8)





































                        EXHIBIT 4.1













1990 NON-EXECUTIVE STOCK OPTION PLAN, as amended as of May 10, 1999



SYMBOL TECHNOLOGIES, INC.
1990 NON-EXECUTIVE STOCK OPTION PLAN

    1.    Purpose.  The 1990 Non-Executive Stock
Option Plan (the "Plan") of Symbol  Technologies,
Inc. (the "Company"), a Delaware corporation, is
designed to aid the Company and its subsidiaries in
retaining and attracting personnel of exceptional
ability by enabling key employees to purchase a
proprietary interest in the Company, thereby
stimulating in such individuals an increased desire
to render greater services which will contribute to
the continued growth and success of the Company and
its subsidiaries. Options granted under the Plan are
not intended to satisfy the requirements for
classification as "Incentive Stock Options" codified
in Section 422A of the Internal Revenue Code of
1986, as amended (the "Code").
     2.   Amount and Source of Stock.  The total
number of shares of Common Stock, par value $.01 per
share, of the Company which may be the subject of
options granted pursuant to the Plan shall not
exceed 8,000,000 of the Company's Common Stock, par
value $.01 (the "Shares"), subject to adjustment as
provided in paragraph 10, which shall include any
shares subject to options granted prior to February
25, 1991 under the 1988 Stock Option Plan for the
Employees of MSI Data Corporation and the 1988 Stock
Option Plan for the Employees of Vectran
Corporation.  Such Shares may be reserved or made
available from the Company's authorized and unissued
Shares or from Shares reacquired and held in the
Company's treasury.  In the event that any option
granted hereunder shall terminate prior to its
exercise in full for any reason, then the Shares
subject to such option shall be added to the Shares
otherwise available for issuance pursuant to the
exercise of options under the Plan.
     3.   Administration of the Plan.   If all of
the members of the Board of Directors of the Company
(the "Board") are "disinterested persons" as that term is defined in Rule 16b-3(c) (2) (or any successor provision) promulgated under the
Securities and Exchange Act of 1934, as amended (the
"Exchange Act") ("Disinterested Persons"), then the
Plan shall be administered by the Board or, if so designated by resolution of the Board by a committee of the Board comprised of two or more members of the Board, selected by the Board, all of which members shall be "Disinterested Persons" (the "Committee").
 If all of the members of the Board are not "Disinterested Persons"' then the Board shall designate such a Committee to administer the Plan.
(The body which is administering the Plan pursuant to this paragraph shall at times be referred to herein as the "Administrative Body.")
     The Administrative Body shall have full
authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The date on which the Administrative Body adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event
(such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. The adoption of any such resolution by the majority of the members of the Administrative Body shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.
     4.   Eligibility.  All key employees of the
Company or any subsidiary of the Company (other than employees who are directors or officers of the Company including, after April 30, 1991, any person who is an "officer" of the Company as said term is defined in Rule 16a-1(f) (or any successor provision) promulgated pursuant to the Exchange
Act), as determined by the Administrative Body, shall be eligible to receive options hereunder. For purposes of the Plan, a subsidiary shall mean any corporation of which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of stock normally entitled to vote for the election of directors including voting securities issuable upon conversion of another security which is, or may have been, convertible into such voting securities or voting securities issuable upon the exercise of any warrant, option or other similar right and any partnership of which the Company or a corporate subsidiary is a general partner. From time to time the Administrative Body shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.
    5. Option Price. The exercise price for the Shares purchasable under any option granted pursuant to the Plan shall not be less than 100% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Administrative Body in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or traded on the NASDAQ National Market System, the closing price per share of the Shares on such date
(or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading); (ii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System and the bid and asked prices per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Administrative Body in good faith.
    6.   Term of Option.
    (a) Subject to the provisions of the Plan, the Administrative Body shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years from the Date of Grant.
    (b)  The grant of options by the Administrative
Body shall be effective as of the date on which the Administrative Body shall authorize the option;
provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.
    7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph
11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer
(with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that with such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the option is being exercised, directly to a broker, and (b) instructions to the broker to sell such Shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the Shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired.
The Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.
    8.   Exercise and Cancellation of Options Upon
Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. If the termination of employment is due to retirement (as defined by the Administrative Body in its sole discretion), the holder shall have the privilege of exercising any option that the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement.
 If the termination of employment is due to disability (to the extent and in a manner as shall be determined by the Administrative Body in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment.
    Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder, or to lay off or require a leave of absence of such option holder (with or without pay), at any time, with or without cause.
    9. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 8 hereof.
 An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

    10.   Adjustments Upon Changes in
Capitalization.
    (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option.
 Distributions to the Company's shareholders consisting of property other than shares of Common
Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options.
Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional
Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.
    (b)  If, in the event of a merger or
consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.
    11.   General Restrictions.
    (a)   No option granted hereunder shall be
exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or
(ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.
    (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.
    12.   Withholding Tax Liability.
    (a) A holder of an option granted hereunder may elect to tender shares to the Company in order to satisfy federal and state withholding tax liability
(a "share withholding election"), provided, (i) the Administrative Body, shall not have revoked its advance approval of the holder's share withholding election and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax
Date").
    (b)   A share withholding election shall be
deemed made when written notice of such election, signed by the holder, has been received by the Secretary of the Company. Delivery of said notice shall constitute an irrevocable election to have shares so withheld.
    (c) If a holder has made a share withholding election pursuant to this paragraph 12, the Company shall subtract from the number of Shares deliverable to the holder on the date of exercise, the number of Shares having an aggregate fair market value (as determined in good faith by the Administrative Body) equal to the statutory minimum amount of tax required to be withheld plus cash for any fractional amount.
    (d) If a holder has made a share withholding election, at the same time he may also elect to tender shares having an aggregate fair market value equal to his estimated incremental tax liability
(determined using his marginal federal and state and local tax rates) in excess of the statutory minimum withholding tax liability provided that he has held said shares for at least six months.
    13.   Amendment.  The Board shall have full
authority to amend, modify, terminate or alter the Plan; provided, however, that no amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.
    14.   Termination.  Unless the Plan shall
theretofore have been terminated as hereinafter provided, the Plan shall terminate on April 30, 2003 and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

















EXHIBIT 4.2










                                SYMBOL TECHNOLOGIES, INC.
                      1997 EMPLOYEE STOCK OPTION PLAN
                           (as of May 10, 1999)


           1. Purpose. The 1997 Employee Stock Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirement for classification as "Incentive Stock Options" as defined in Section 422A of the Internal Revenue Code 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option").

          2. Amount and Source of Stock. The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 4,500,000 of the Company's Shares subject to adjustment as provided in paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan.

         3. Administration of Plan. If all of the members of the Board of Directors of the Company (the "Board") are "disinterested persons" as that term is defined in Rule 16b-3(c)(2) (or any successor provision) promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") ("Disinterested Persons"), then the Plan shall be administered by the Board or, if so designated by resolution of the Board by a committee of the Board comprised of two or more members of the Board, selected by the Board, all of which members shall be "Disinterested Persons" (the "Committee"). If all of the members of the Board are not "Disinterested Persons", then the Board shall designate such a Committee to administer the Plan. (The body which is administering the Plan pursuant to this paragraph shall at times be referred to herein as the "Administrative Body.")

                   The Administrative Body shall have full
authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The date on which the Administrative Body adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made in such resolutions, the Administrative Body will be deemed to have specified that such option is not intended to qualify as a Plan Incentive Stock Option; provided further, however, that in the event such specification, whether explicit or implicit, is inconsistent with terms set forth in such resolutions for such option, then such specification shall be deemed of no force and effect, and the Administrative Body will be deemed to have made a specification which is consistent with such terms. The adoption of any such resolution by the majority of the members of the Administrative Body shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.

            4.     Eligibility.     All officers and key
employees of the Company or subsidiaries of the Company, as determined by the Administrative Body, shall be eligible to receive options hereunder; provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, at the time of the grant of such option, owns, within the meaning of Section 425(d) of the Code, Shares constituting more than ten percent (10%) of the total combined voting power of all of the outstanding stock of the Company (a "Ten Percent Shareholder"), unless the Plan Incentive Stock Option granted to the Ten Percent Shareholder satisfies the additional conditions for the options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a). For purposes of the Plan, a subsidiary shall mean any corporation of which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of stock normally entitled to vote for the election of directors including voting securities issuable upon conversion of another security which is, or may be issuable upon the exercise of any warrant, option or other similar right, and any partnership of which the Company or a corporate subsidiary is a general partner. From time to time the Administrative Body shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

          5.       Option Price; Maximum Grant.

        (a) The exercise price for the Shares purchasable under any option granted pursuant to the Plan shall not be less than 100% or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Administrative Body in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or traded on the NASDAQ National Market System, the closing price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading); (ii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System and the bid and asked prices per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Administrative Body in good faith.

           (b) To the extent necessary for Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as the Date of Grant, of the Shares subject to options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted, shall not exceed $100,000.

           (c) The maximum number of Shares purchasable under any option or options granted pursuant to the Plan to any one individual in any calendar year shall in no event exceed one percent of the then issued and outstanding shares of Common Stock of the Company.

           6.      Term of Option.

          (a) Subject to the provisions of the Plan, the Administrative Body shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. The Administrative Body may, at any time before complete termination of any option granted hereunder, accelerate the time or times at which such option may be exercised in whole or in part.

           (b) The grant of options by the Administrative Body shall be effective as of the date on which the Administrative Body shall authorize the option; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

            7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that with such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the option is being exercised, directly to a broker, and (b) instructions to the broker to sell such Shares and promptly delivered to the Company the portion of the sale proceeds equal to the aggregate option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the Shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired. The optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this Paragraph 7.

           8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if an optionee shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, any option awarded hereunder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. Notwithstanding the foregoing, an option agreement may, at the Administrative Body's discretion, provide that the optionee shall have the right to exercise an option after his employment has terminated for any reason whatsoever, including death, disability or retirement provided, however that the exercise must be accomplished within the term of such option. Furthermore, all option agreements shall provide that if the termination of employment is due to retirement or disability (as defined by the Administrative Body in its sole discretion), the optionee (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that the optionee could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the date of the termination of the optionee's employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the optionee, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the optionee could have exercised on the date of his death; provided, however that such exercise must be accomplished within the term of such option and within one (1) year of the optionee's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment.

           Nothing contained herein or in any option agreement shall be construed to confer on any optionee any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation or discharge of such optionee, or to lay off or require a leave of absence of such optionee (with or without pay), at any time, with or without cause.

          9.      Transferability of Options.

        (a) Subject to the provisions of subparagraph 9(b) hereof, options granted under this Plan shall not be transferable except by will or the laws of descent and distribution. Such options shall be exercisable during the optionee's lifetime only by the optionee (or his duly appointed guardian or conservator).

       (b) The Administrative Body may, in its discretion, authorize the transfer of all or a portion of any options granted hereunder on terms which permit the transfer by the optionee to
(i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members and/or the optionee are the only partners, provided that (a) the optionee shall receive the approval of the Administrative Body prior to such transfer, and such transfer must be limited to the persons or entities listed in this subparagraph 9(b), and (b) subsequent transfers of such transferred options shall be prohibited except in accordance with this Paragraph 9. Following any such transfer, such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this plan, the term "optionee" shall be deemed to refer to the transferor. In the event of the termination of the employment of the transferor, the provisions provided herein shall continue to be applicable to the option and shall limit the ability of the transferee to exercise any such transferred options to the same extent they would have limited the optionee.

       10.     Adjustments Upon Changes in Capitalization.

       (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, re-capitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to effect in any way the right or power of the Company to make or become a party to any adjustments, reclassification, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

          (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right no less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, shall have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

         11.       General Restrictions.

         (a) No option granted hereunder shall be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

         (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the optionee, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the optionee without any present intention to sell or otherwise distribute such Shares in violation of the Securities Act of 1933 (the "1933 Act") and that the optionee will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the 1933 Act and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         12.      Withholding Tax Liability.

         (a) An optionee may elect to tender shares to the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Administrative Body shall not have revoked its advance approval of the optionee's share withholding election and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined. Notwithstanding the foregoing, an optionee whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act may make a share withholding election only if said elections also in compliance with the provisions of said Section and the rules and regulations promulgated thereunder.

        (b) A share withholding election shall be deemed made when written notice of such election, signed by the optionee, has been received by the Secretary of the Company. Delivery of said notice shall constitute an irrevocable election to have Shares so withheld.

        (c) Upon exercise of an option, the Company shall transfer the total number of Shares so exercised less the number of Shares deliverable, if any, in connection with the share withholding election (which shall be the number of Shares having an aggregate fair market value as provided herein equal to the statutory minimum amount of tax required to be withheld plus cash for any fractional amount.)

        (d) If an optionee has made a share withholding election, at the same time he may also elect to tender Shares having an aggregate fair market value equal to his estimated incremental tax liability (determined using his marginal federal and state and local tax rates) in excess of the minimum statutory withholding tax liability provided that he has held said Shares for at least six months.

       13. Amendment. The Board shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject to stock options granted under the Plan, (ii) expands the class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, or (iv) decreases the minimum exercise price of such options, shall only be adopted by the Board subject to shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option.

          14. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on February 9, 2007 and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

         The Plan shall be submitted to the shareholders of the Company for approval in accordance with the applicable provisions of the General Corporate Law of the State of Delaware as promptly as practicable and in any event by February 9, 1998. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by February 9, 1998, the Plan and any options granted hereunder shall be terminated.

































                                                                EXHIBIT 4.3














                             SYMBOL TECHNOLOGIES, INC.
                        1999 DIRECTORS' WARRANT AGREEMENT

        10,000                                                     $53.3125
Number of Shares of Common                                     Exercise Price
Stock Subject to Warrant                                          Per Share


                                  May 10, 1999
                                 Date of Grant


1. Symbol Technologies, Inc. (hereinafter called the "Company") hereby grants you, as of the date of grant specified above (hereinafter the "Date of Grant"), a warrant to purchase the number of shares of common stock (par value $.01 per share) of the Company specified above (which number of shares may be adjusted pursuant to Paragraph 5 below) at the price per share specified above, which is the closing price of the common stock of the Company on the New York Stock Exchange on the Date of Grant. Such shares shall be made available solely from shares of common stock reacquired and held in the Company's treasury.

2. Subject to the provisions of Paragraph 3 below, you may exercise this Warrant as follows:

      No part of this Warrant may be exercised prior to May 10, 2000. Subject to Paragraph 3, this Warrant may be exercisable with respect to 25% of the total number of shares originally covered thereby on and after May
10, 2000, and such percentage shall increase by 25% on each of the next three consecutive anniversary dates of that date. Accordingly, on May
10, 2003, the Warrant may be exercised in its entirety. This Warrant may not be exercised for a fraction of a share of common stock of the Company. Delivery of any written notice of exercise of this Warrant shall constitute an irrevocable election to exercise the Warrant to the extent indicated in said notice.

3. This Warrant may not be exercised by you unless all of the following conditions are met:

      (a) Counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will be in compliance with applicable federal, state, local and foreign securities laws, securities exchange and other applicable laws and requirements.

      (b) At the time of exercise the full purchase price for the shares being acquired hereunder must be paid to the Company and such amount as required by Paragraph 6 below, by (i) paying in United States dollars by cash or check, (ii) tending shares of common stock of the Company owned by you for at least six months which have an aggregate fair market value equal to the full purchase price for the shares being acquired (the closing price of a share of common stock of the Company on the New York Stock Exchange) on the date of exercise, (iii) by delivery to the Company (a) irrevocable instructions to deliver the stock certificate representing the shares being acquired directly to a broker, and (b) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the sales price equal to the exercise price, or (iv) a combination of these methods of payment;
and

      (c) You must, at all times during the period beginning with the Date of Grant and ending on the date of such exercise, have been a Director of the Company, except that if you cease to be such a Director for reasons other than death while holding this Warrant, and this Warrant has not expired and has not been fully exercised, you may, at any time within ninety (90) days of the date of such cessation (but in no event after the expiration of ten (10) years from the Date of Grant, with due regard to the provisions of Paragraph 2 above, exercise this Warrant with respect to any of the total number of shares covered hereby as to which you could have exercised this Warrant on the date you ceased to be a Director.

4.    (a)   This Warrant is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable during your lifetime only by you. If, at the time of your death, this Warrant has not been fully exercised, your executors, administrators, heirs or distributees, as the case may be, may at any time within one (1) year after the date of your death (but in no event after the expiration of ten (10) years from the Date of Grant), with due regard to the provisions of Paragraph 2 above, exercise this Warrant with respect to the number of shares as to which you could have exercised this Warrant at the time of your death.

     (b) A Warrant holder shall have no rights as a shareholder with respect to any shares of common stock issuable pursuant to the Warrant until receipt by the Company of payment referred to in Paragraph 3 hereof. Except as provided in Paragraph 5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date of receipt of such payment.
 Nothing contained herein shall be construed as giving any warrant holder any right to be retained by the Company or to continue to serve as a Director of the Company.

5. In the event that the outstanding common stock of the Company shall be changed by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event occurring after the Date of Grant and prior to its exercise in full, the number and kind of shares for which this Warrant may then be exercised and the exercise price per share shall be proportionately and appropriately adjusted automatically so as to reflect such change. In computing any adjustment provided herein, any fractional shares shall be eliminated.

6. It shall be a condition to the obligation of the Company to issue shares of common stock of the Company upon exercise of this Warrant that you
(or any beneficiary or person entitled to act under Paragraph 4 above):

(a) Pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes incurred by reason of the exercise of the Warrant or the transfer of shares thereupon;

(b) Execute such forms as the Board of Directors of the Company shall prescribe for the purpose of evidencing the exercise of the Warrant in whole or in part, as the case may be; and

(c) Provide the Company with any forms, documents or other information reasonably required by the Company in connection with the grant and/or exercise.

If the foregoing requirements of this Paragraph 6 are not satisfied, the Company may refuse to issue shares of common stock upon exercise of the Warrant and all rights hereunder shall become null and void.

7. This Agreement shall be governed and construed in accordance with the substantive law, but not the choice of law rules, of the State of New
York. The Board of Directors shall have the power to construe this Agreement and to determine all questions arising hereunder. Any decision of the Board shall be final and conclusive.

      Please confirm your acceptance of this Grant by executing the attached copy of this Agreement and returning it to Leonard H. Goldner, Senior Vice President, General Counsel and Secretary of the Company, One Symbol Plaza, Holtsville, NY 11742-1300. Such action will constitute your agreement to abide by all of the provisions of the Grant and the Warrant specified herein.


SYMBOL TECHNOLOGIES, INC.


By: /s/ Jerome Swartz____________           ___________________________
    JEROME SWARTZ                           Director
    Chairman of the Board of Directors























                                                                 EXHIBIT  5(A)



























                                                 May 13, 1999





Symbol Technologies, Inc.
One Symbol Plaza
Holtsville, New York  11742-1300

Dear Sirs:

     Symbol Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement") which relates to an aggregate of 6,550,000 shares (the "Shares"), of the Company's Common Stock, par value $.01 per share, 2,000,000 of which are being offered pursuant to the Company's 1990 Non-Executive Stock Option Plan, as amended (the "1990 Plan"), 4,500,000 of which are being offered pursuant to the Company's 1997 Employee Stock Option Plan, as amended (the "1997 Plan") and 50,000 of which are being offered pursuant to the 1999 Directors' Warrants (the "1999 Director Warrants"). This opinion is an exhibit to the Registration Statement.

     I am Senior Vice President, General Counsel and Secretary of the Company. I have acted as counsel to the Company and in such capacity have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares referred to above as contemplated by the Registration Statement. I have taken part in the preparation or examined copies (in each case signed, certified or otherwise proven to my satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and shareholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as I have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at that time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     I note that I am a member of the Bar of the State of New York and that I am not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of Delaware, my opinion is based solely upon my reading of the Delaware General Corporation Law and my review of the Company's certified Certificate of Incorporation.



Symbol Technologies, Inc.
May 13, 1999
Page -2-



     In connection with my rendering of this opinion, I wish to note that, as of May 10, 1999, I own in the aggregate 116,972 shares of the Common Stock of the Company. In addition, I own options to purchase an aggregate of 249,375 shares of Common Stock, (including options to purchase 25,000 shares held by a trust of which I am a co-trustee and a beneficiary). My wife owns 3,000 shares of the Common Stock of the Company and is co-trustee of a trust which owns options to purchase 75,000 shares of Common Stock. I disclaim beneficial ownership of any shares held by my wife or this trust.

     Subject to and based on the foregoing, it is my opinion that:

     1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 300,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

     2. Subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, Shares issued upon the valid exercise of options issued pursuant to the 1990
Plan, the 1997 Plan and the 1999 Directors' Warrants, will be duly authorized, legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.


      Very truly yours,



                                          /s/ Leonard H. Goldner
                                          Leonard H. Goldner
                                          Senior Vice President
                                          and General Counsel

LHG:lac


















                        EXHIBIT 23.1


















INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. on Form S-8 of our report dated
February 18, 1999 appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. and subsidiaries for the year ended December 31, 1998.






/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Jericho, New York
May 14, 1999





















                         EXHIBIT 23.2
                  (Included in Exhibit 5(a))

























                       EXHIBIT 24
                (See Page 8 of Form S-8)